Exhibit 23.13

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007, relating to our audits of the financial statements of El Dorado Animal Hospital, Inc. as of November 30, 2006 and December 31, 2005, and for the eleven months and year then ended, respectively.

We also consent to the reference to our firm under the captions Experts in this Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
July 25, 2007